Exhibit 10.1
3COM CORPORATION
2003 STOCK PLAN, AS AMENDED
FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT
GRANT AWARD AGREEMENT
     THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AWARD AGREEMENT is made on <<date>>, (the “Grant Date”), by and between 3Com Corporation (the “Company”), and <<recipient>> (the “Participant”).
     The Company desires to issue and the Participant desires to acquire Restricted Stock Units as herein described, pursuant to the Company’s 2003 Stock Plan, as amended (the “Plan”), on the terms and conditions set forth in this Performance-Based Restricted Stock Unit Grant Award Agreement, including any country-specific terms and conditions set forth in any addendum hereto (collectively, the “Award Agreement”), and the Plan, the terms and conditions of which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Plan.
     IT IS AGREED between the parties as follows:
     1. Issuance of Restricted Stock Units. On the Grant Date, the Company shall issue to the Participant, subject to the provisions hereof and the Plan, <<insert number>> Restricted Stock Units (the “RSUs”). Each RSU shall be the equivalent of one share of Common Stock. No Shares shall be issued upon execution of this Award Agreement. Unless and until the RSUs have been earned and vested in accordance with this Award Agreement, the Participant shall have no right to receive any Shares.
     2. Administration. All questions of interpretation concerning this Award Agreement shall be determined by the Administrator in its sole discretion. All determinations by the Administrator shall be final and binding upon all persons having an interest in this Award Agreement.
     3. Earning, Vesting, and Conversion of RSUs.
          (a) Earning and Vesting. Subject to the terms and conditions of this Award Agreement and the Plan, the total number of Earned RSUs, as that term is defined in Exhibit A hereto, shall vest in accordance with the vesting schedule set forth in Exhibit A. The RSUs that become earned and vested, as provided herein, shall be converted into an equivalent number of Shares of Common Stock that will be distributed to the Participant upon vesting. In the event that any vesting occurs on a weekend, holiday or other non-trading day on the applicable NASDAQ market, the applicable RSUs shall become vested on the first trading day thereafter.
          (b) Issuance of Common Stock. Upon vesting of the Earned RSUs, except as set forth in this Award Agreement or the Plan, the Company shall issue one or more certificates registered in the name of the Participant for the appropriate number of Shares or use other appropriate means of distributing the vested Shares of Common Stock, at its discretion, free of any restrictions on transferability or forfeiture except for restrictions required by applicable laws and/or regulations. Such Shares will be issued to the Participant as soon as practicable after the vesting of the RSUs, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant’s tax year that includes the applicable

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vesting date, or (ii) the Company’s tax year that includes the applicable vesting date (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A of the U.S. Internal Revenue Code (“Section 409A”). As a condition to the issuance and delivery of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, in the Company’s sole discretion, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
     4. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to the Shares until such time the Shares are issued to the Participant. Except as provided in Section 14(a) of the Plan, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.
     5. No Right of Continued Employment. The Participant understands and agrees that neither the award of the RSUs nor any provision of the Plan or this Award Agreement shall confer upon the Participant any right to continue as a Service Provider or interfere in any way with the right of the Company, the Participant’s actual employer (the “Employer”) or the Participant to terminate the Participant’s Service Provider relationship at any time.
     6. Termination of Award Agreement. In the event that the Participant’s Service Provider relationship with the Company or the Employer is terminated for any reason, with or without cause, the Participant’s rights under this Award Agreement or the Plan in any unvested RSUs shall immediately and irrevocably terminate and the Participant shall immediately and irrevocably forfeit all RSUs that are unvested as of the date of termination of the Participant’s active status as a Service Provider. Further, if the Participant’s Service Provider relationship with the Company or the Employer is terminated (whether or not in breach of any applicable law), the Participant’s right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing service and will not be extended by any notice period mandated under applicable law (e.g., active service would not include a period of “garden leave” or similar period pursuant to any applicable local law); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan and the RSUs granted pursuant to this Award Agreement.
     7. Withholding. Regardless of any action the Company or the Employer takes with respect to any and all income tax (including U.S. federal, state or local taxes or non-U.S. taxes), social insurance contributions, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of RSUs, the issuance of Shares upon vesting, the subsequent sale of any Shares acquired at vesting and/or the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or to achieve any particular tax result. Furthermore, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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     Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligation with respect to all Tax-Related Items by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation paid by the Company and/or the Employer; or (b) withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (c) withholding in Shares to be issued upon vesting of the RSUs.
     To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed, for tax purposes, to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.
     Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of the Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
     8. Non-Transferability of RSUs. The Participant’s right and interest in the RSUs awarded under this Award Agreement may not be sold, pledged, assigned, transferred or disposed of in any manner, prior to the distribution of Common Stock in respect of vested RSUs.
     9. No Compensation Deferral. Neither the Plan nor this Agreement is intended to provide for a deferral of compensation that would be subject to Section 409A. Instead, as stated above, it is the intent of this Agreement to satisfy the “short-term deferral” exemption described in U.S. Treasury Regulation §1.409A-1(b)(4). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no Awards (including, without limitation, the RSUs) become subject to the requirements of Section 409A, provided however that the Company makes no representation that the RSUs are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the RSUs.
     10. Broker. The Shares acquired by the Participant under the Plan will be deposited directly into the Participant’s brokerage account with the Company’s approved broker when vested and the applicable obligations for Tax-Related Items have been satisfied.
     11. Nature of the Grant. In accepting the grant of RSUs, the Participant acknowledges that:
          (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

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          (b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;
          (c) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;
          (d) the Participant’s participation in the Plan is voluntary;
          (e) RSUs and the Shares subject to the RSUs are an extraordinary item that do not constitute regular compensation for services of any kind rendered to the Company or to the Employer, and RSUs are outside the scope of the Participant’s employment contract, if any;
          (f) RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;
          (g) RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary;
          (h) the award of RSUs and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary;
          (i) the future value of the Shares is unknown and cannot be predicted with certainty;
          (j) in consideration of the grant of RSUs, no claim or entitlement to compensation or damages arises from forfeiture of the RSUs and/or Earned RSUs resulting from termination of the Participant’s employment or other service-providing relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of any applicable law) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived his/her entitlement to pursue such claim; and
          (k) RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.
     12. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares. The Participant is hereby advised to consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
     13. Registration. Any Shares acquired pursuant to this Award Agreement shall be registered and/or deposited in the name of the Participant.

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     14. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.
     15. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon electronic delivery, or upon delivery by certified mail, addressed to the Company at the address below and addressed to the Participant at his/her home address on file with the Company or at such other address as either party may designate by ten (10) days’ advance written notice to the other party.
Restricted Stock Administrator
3Com Corporation
350 Campus Drive
Marlborough, MA 01752, U.S.A.
Stock_Administration@3Com.com
     16. Binding Effect. This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
     17. Integrated Agreement. This Award Agreement and the Plan, including any sub-plan to the Plan, constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Participant and the Company other than those set forth or provided for herein or therein. The terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all Plan interpretations, amendments, and rules approved by the Company.
     18. Severability. The provisions of this Award Agreement are severable and if one or more provisions of this Award Agreement are held invalid, illegal and/or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision(s) shall be deemed null and void; provided, however, to the extent permissible under applicable law, that any such provision(s) shall be first construed, interpreted and/or revised to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.
     19. Governing Law. This Award Agreement is governed by the laws of the Commonwealth of Massachusetts, without reference to conflicts of law provisions. The parties hereby understand and agree that any action to enforce or interpret or otherwise regarding this Award Agreement shall be filed in the state or federal courts in the Commonwealth of Massachusetts, and no other courts, where this grant is made and/or to be performed.
     20. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his/her personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

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     The Participant understands that the Employer, the Company and its Subsidiaries hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number or equivalent tax identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all Shares or other entitlements to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).
     The Participant further understands that the Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list of the names and addresses of any potential recipients of the Data by contacting the Company’s Stock Administration Department. The Participant authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participants understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Stock Administration Department. The Participant understands, however, that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Stock Administration Department.
     21. Language. If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and the meaning of the translated version differs from the English version, the English version will control.
     22. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     23. Addendum. Notwithstanding any provision in this Award Agreement, the RSUs and the Shares acquired under the Plan shall be subject to any country-specific terms and conditions set forth in the addendum to this Agreement, if any. Moreover, if the Participant relocates his or her residence to one of the countries included in such addendum, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The addendum constitutes part of this Award Agreement.
     24. Amendment or Termination. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan or on this Award, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate

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the administration of the Plan. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement. Finally, the Administrator may at any time amend or terminate the Plan and/or the Award provided, however, that no such amendment or termination may adversely affect the Award without the consent of the Participant.
     IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement effective as of the Grant Date. By electronically accepting this Award Agreement, signing below, or signing the Notice of Grant, as applicable, the Participant acknowledges that he/she has read, understood and accepted all of the terms, conditions and restrictions of this Award Agreement and the Plan.

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EXHIBIT A
PERFORMANCE CRITERIA FOR
EARNING RSUs AND VESTING SCHEDULE

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